Exhibit 10.6

LEASE AND LOGISTICS SERVICE AGREEMENT

This Lease and Logistics Collaboration Agreement (“Agreement”) is made and entered into as of [01/01/2026], by and between: Yitong Investment Inc., a California corporation, with its principal place of business at 17560 Rowland Street, City of Industry, CA 91748 (hereinafter referred to as “Party A”), Y&T E-Commerce Inc, a company organized and existing under the laws of [California/United States], with its principal place of business at [17560 Rowland Street, City of Industry, CA 91748] (hereinafter referred to as “Party B”). Party A and Party B may be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Party A is engaged in the business of providing warehousing, LEASE, and logistics services; and

WHEREAS, Party B desires to utilize Party A’s logistics services under the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

ARTICLE 1: BUSINESS RELATIONSHIP

This Agreement is entered into to establish and formalize the business relationship between Party A and Party B. Under this Agreement, Party A agrees to provide Party B with LEASE space and other logistics related services at Party A’s facility located at 17560 Rowland Street, City of Industry, CA (the “Facility”). Party B’s financial obligations under this Agreement include the LEASE Space Fee, which strictly covers the allocation of LEASE space within the Facility, and separate charges for any additional logistics services that will be provided based on Party B’s needs and invoiced accordingly.

Party A shall allocate to Party B a designated LEASE area of approximately 10,000 square feet within the Facility (the “LEASE Area”). The specific location and configuration of the LEASE Area shall be determined by Party A based on operational requirements and efficiency considerations. Party A maintains exclusive control and management over all operations within the Facility. Any adjustments to space allocation shall be made by mutual agreement between Party A and Party B to optimize operational efficiency. Party A retains exclusive control and possession of the Facility at all times.

Party B engages Party A’s services to support its logistics, distribution, and supply chain needs, with the scope of services determined on a flexible basis and subject to adjustment at Party B’s discretion. Party B may modify, expand, or reduce the additional services provided by Party A at any time based on its operational requirements, with all such services being billed separately through independent invoices or separate service agreements.

ARTICLE 2: SCOPE OF SERVICES

Party A shall provide Party B with the following services in accordance with Party B’s evolving business needs:

2.1 Logistics Services: Including, but not limited to, receipt, handling, inventory management, order fulfillment, packaging, labeling, transportation coordination, and distribution of goods.

2.2 Return Services: Including receipt, inspection, processing, restocking, or disposal of returned goods, as well as related recordkeeping and reporting.

2.3 Subleased Office Space: Providing Party B with subleased office space within Party A’s facility, including space allocation, use of office facilities, and day-to-day management.

2.4 Human Resource Outsourcing Services: Providing operational and personnel support as well as management staff outsourcing based on Party B’s needs, including recruitment, training, deployment, and attendance management.

2.5 ERP System Access and Maintenance Services: Granting Party B access to the logistics management (ERP) system, providing operational training, and performing daily maintenance support to ensure the system operates properly and meets Party B’s business requirements.

The specific services to be provided shall be determined based on Party B’s actual needs and may be adjusted, expanded, or reduced at any time according to operational requirements. Fees for any services other than subleased office space shall be mutually agreed upon by the Parties for each selected service and invoiced separately upon Party B’s request.

Party A reserves the right to require Party B to execute a separate service agreement for specific services that, in Party A’s sole discretion, require additional terms, conditions, or operational arrangements, and Party B shall cooperate in signing such separate agreements.

ARTICLE 3: LOGISTICS SERVICE FEES & PAYMENT TERMS

3.1 Rental Fee

Party B agrees to pay Party A a Rental Fee of $2.00 per square foot per month. The Rental Fee is an fixed rate, which includes the Facility’s real property taxes, insurance, maintenance costs (NNN charges), utilities (Water, Electricity, Internet, Waste), Elevator, Fire Alarm System and Security System. The Rental Fee covers only the allocation of lease space within the designated Lease Area of the Facility and does not include Party B’s own operating costs or any logistics services provided by Party A.

3.2 Payment Terms

a. Party B shall pay the Party A the Rental Fee and any other outsourced service fees in accordance with the fees mutually confirmed by the Parties.

b. Party A may adjust the rates for any services upon mutual consultation and agreement between the Parties.

c. The final settlement amount shall be based on the actual services provided and the invoices issued by the Party A.

3.3 Adjustment of Lease Area

Party B may, based on its actual business needs, request to increase or decrease the leased area within the Facility. Any adjustment of the Lease Area shall be mutually agreed upon in writing by both Parties, including any corresponding changes to the Rental Fee and associated charges. Party A shall make commercially reasonable efforts to accommodate Party B’s requested changes, subject to operational feasibility and Facility capacity.

ARTICLE 4: PARTY B’s OBLIGATIONS

4.1 General Obligations and Compliance with Laws and Regulations

Party B shall comply with all terms and conditions set forth in this Agreement and any additional policies or requirements established by Party A for the operation and maintenance of the Facility. Party B shall conduct its activities in a manner that ensures efficiency, security, and full compliance with all applicable laws, regulations, and industry standards.

Party B shall be solely responsible for ensuring that its use of the Facility comply with all applicable federal, state, and local laws, rules, and regulations, as well as any industry-specific regulations governing transportation, warehousing, supply chain operations, cargo security, and international trade compliance.

Party B shall not engage in or permit any activity that could result in violations of any laws, regulations, or operational policies, including but not limited to zoning laws, fire codes, environmental regulations, health and safety standards, and any applicable logistics industry regulations. Party B shall be responsible for obtaining any required permits, licenses, and regulatory approvals necessary for its operations at the Facility.

Party B shall indemnify, defend, and hold harmless Party A from any claims, fines, penalties, damages, or liabilities arising from Party B’s failure to comply with any such laws, regulations, or industry requirements.

4.2 Maintenance and Repairs

Party B shall maintain its designated Lease Area in a clean, safe, and orderly condition at all times. If Party B fails to properly maintain its Lease Area, Party A shall issue a written notice requiring Party B to perform the necessary maintenance or corrective actions within a specified timeframe. If Party B fails to comply within the given period, Party A may impose penalties, restrict access to the Facility, or suspend services until Party B meets its maintenance obligations.

Party B shall ensure that its operations do not cause damage to any part of the Facility, including but not limited to the roof, plumbing, electrical infrastructure, fire protection systems, flooring, windows, doors, HVAC, security systems, equipment, waste disposal areas, and all structural components. Party B shall immediately notify Party A within three (3) days of discovering any condition that requires repairs or maintenance within the Facility. If Party B’s activities cause any damage to the Facility, Party A may, at its sole discretion and upon notice to Party B, undertake the necessary repairs and invoice Party B for the full cost of such repairs, plus an administrative fee equal to 15% of the total repair costs (115% reimbursement obligation). Party B shall reimburse Party A in full within ten (10) days of receiving the invoice. Failure to make timely payment shall be considered a breach of this Agreement and subject to the late payment provisions set forth herein.

4.3 Environmental Compliance and Hazardous Materials

Party B shall not store, handle, or dispose of hazardous substances within the Facility. If Party B’s operations involve hazardous materials, Party B shall assume full liability for any contamination, cleanup costs, fines, or damages resulting from its activities. Party B shall comply with all applicable environmental laws and obtain any necessary permits and approvals related to its operations. Any environmental liabilities incurred due to Party B’s actions shall be the sole responsibility of Party B.

4.4 Insurance Requirements

Party B shall maintain, at its sole cost and expense, insurance coverage in accordance with the Client’s actual requirements, including but not limited to the following coverage, and such coverage shall remain in effect for the duration of this Agreement.

(i) Commercial General Liability Insurance

(ii) Workers’ Compensation and Employers’ Liability Insurance

(iii) Umbrella or Excess Liability Insurance

ARTICLE 5: LIABILITY, DEFAULT, AND REMEDIES

5.1 Default and Remedies

Failure to comply with any of Party B’s obligations under this Agreement shall constitute a default. If Party B fails to correct any violation or breach within five (5) days of receiving written notice from Party A (or immediately in case of an emergency), Party A may, at its sole discretion, perform Party B’s obligations on its behalf and charge Party B for the full cost, plus a 15% administrative fee.

ARTICLE 6: TERM AND TERMINATION

6.1 Term

This Agreement shall commence on January 1, 2026, and shall continue in full force and effect until December 31, 2026, unless earlier terminated in accordance with the terms and conditions of this Agreement (the “Term”).

6.2 Termination Upon Termination of Party A’s Lease

Party B acknowledges that this Agreement is strictly contingent on Party A’s lease with the Party B. If, for any reason and under any circumstance, including but not limited to expiration, termination by the Party B, mutual agreement, default, condemnation, casualty, or force majeure, Party A’s lease is terminated, expires, or otherwise ceases to be in effect, this Agreement shall automatically terminate with no further obligation or liability to either Party beyond what is expressly stated in this section.

Upon such termination, both Parties shall be fully released from all future obligations under this Agreement as of the termination date, except that Party B shall remain responsible for all outstanding payments due up to the date of termination.

6.3 Termination Due to Default by Party B

If this Agreement is terminated due to Party B’s default, including but not limited to non-payment, breach of obligations, or failure to comply with any terms of this Agreement, Party A shall have the right to immediately terminate this Agreement. Upon such termination : Party B shall remain fully liable for all unpaid amounts accrued up to the termination date and shall remain liable for the full remaining balance of the LEASE space fees and logistics service fees for the remainder of the Agreement’s term, unless and until Party A secures another client to utilize the LEASE space under the same terms and conditions.

6.4 Termination Upon Expiration or Mutual Agreement

When this Agreement is terminated upon the expiration of the term set forth in Article 6.1 or by mutual written agreement between Party A and Party B, upon such termination: Party B shall remain responsible for all outstanding payments due up to the termination date, including but not limited to any unpaid Rental Fee, outsourcing fees, logistics service fees, maintenance costs, late fees, damages, and any other obligations accrued under this Agreement.

6.5 Survival of Obligations

Any provisions of this Agreement that by their nature are intended to survive termination, including but not limited to payment obligations, indemnification, liability limitations, and lien enforcement rights, shall remain in full force and effect beyond termination.

ARTICLE 7: NONE ASSIGNMENT

Party B shall not assign, subcontract, delegate, or transfer any of its rights or obligations under this Agreement, in whole or in part, without the prior written consent of Party A. Any attempted assignment, subcontracting, delegation, or transfer without Party A’s prior written approval shall be null, void, and of no legal effect, and shall not release Party B from any of its obligations under this Agreement. If Party B attempts to assign its rights without consent or if an approved assignee fails to perform, Party B shall be jointly and severally liable for all damages, costs, and outstanding payments under this Agreement.

Party B shall remain fully liable for all of its obligations under this Agreement regardless of whether Party A grants consent to an assignment. This includes, but is not limited to, payment obligations for the remainder of the term, indemnification responsibilities, and liability for any damages or losses arising from Party B’s actions prior to or after an assignment.

ARTICLE 8: GENERAL PROVISIONS

8.1 Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to conflicts of law principles.

8.2 Arbitration Clause

Any disputes, claims, or controversies arising out of or relating to this Agreement shall be resolved through binding arbitration under the rules of the American Arbitration Association (AAA). The arbitration shall be conducted in Los Angeles, California, and the arbitrator’s decision shall be final and enforceable in any court of competent jurisdiction. The prevailing Party in arbitration shall be entitled to recover all reasonable attorneys’ fees, arbitration costs, and other expenses incurred in enforcing its rights under this Agreement. Each Party shall initially bear its own arbitration costs and attorneys’ fees; however, the arbitrator shall have the discretion to award the prevailing Party full reimbursement of such costs and fees.

8.3 Attorneys’ Fees and Costs

In any dispute arising from this Agreement, the prevailing Party shall be entitled to recover all reasonable attorneys’ fees, court costs, and related legal expenses from the non-prevailing Party, as determined by the arbitrator or court.

8.4 Confidentiality

Both Parties agree to keep all non-public, proprietary, or confidential information related to business operations, facility layout, pricing structures, logistics data and processes, customer information, and operational practices strictly confidential. Neither Party shall disclose such information to any third party without prior written consent, except as required by law.

8.5 Force Majeure

Neither Party shall be liable for any delays, failure to perform, or damages only resulting from natural disasters, acts of God, or war. Party B’s labor strikes, employee disputes, financial difficulties, supply chain delays, vendor non-performance, inability to obtain labor or materials, or regulatory issues shall not be considered a force majeure event and shall not relieve Party B of its payment or performance obligations under this Agreement.

8.6 Entire Agreement

This Agreement, including all referenced attachments, schedules, exhibits, and the Quotation Sheet, constitutes the entire agreement between the Parties and supersedes all prior agreements, representations, or understandings, whether written or oral. Any amendments or modifications to this Agreement must be in writing and signed by both Parties.

8.7 No Waiver

Failure by either Party to enforce any provision or right under this Agreement shall not be deemed a waiver of such provision or right, nor shall it prevent the Party from enforcing such rights in the future. Any waiver must be in writing and signed by the waiving Party to be effective.

8.8 Severability

If any provision of this Agreement is found to be invalid, illegal, or unenforceable, such provision shall be severed from this Agreement, and the remainder of the Agreement shall remain in full force and effect.

8.9. Assignment

Party B shall not assign, subcontract, or transfer its rights or obligations under this Agreement without prior written consent from Party A. Any attempted assignment without consent shall be null and void. Party A shall have the right to assign its rights and obligations under this Agreement to any affiliated entity or successor without prior consent from Party B.

8.10 Notices

All notices required under this Agreement shall be in writing and delivered by certified mail, overnight courier, or email with confirmation of receipt to the addresses set forth in this Agreement or as otherwise designated in writing by the receiving Party.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Party A:

By:	/s/ Kevin Lai	/s/ Nongwang Lai
Name:	Kevin Lai	Nongwang Lai
Title:	CEO
Date:	01/01/2026

Party B:

By:	/s/ Jialin Wu
Name:	Jialin Wu
Title:	CFO
Date:	01/01/2026